EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the Common Stock and Preferred Stock, of Capital Senior Living Corp., and further agree to the filing of this agreement as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13D.

Date: November 12, 2021
Conversant Dallas Parkway (A) LP
By:	/s/ Michael J. Simanovsky
Name:	Michael J. Simanovsky
Title:	Manager

Conversant Dallas Parkway (B) LP
By:	/s/ Michael J. Simanovsky
Name:	Michael J. Simanovsky
Title:	Manager

Conversant GP Holdings LLC
By:	/s/ Michael J. Simanovsky
Name:	Michael J. Simanovsky
Title:	Manager

Conversant Capital LLC
By:	/s/ Michael J. Simanovsky
Name:	Michael J. Simanovsky
Title:	Manager
Michael Simanovsky
By:	/s/ Michael J. Simanovsky
Name:	Michael J. Simanovsky